EXHIBIT 99.1

FOR:	UCBH HOLDINGS, INC.

APPROVED BY:	Thomas S. Wu

CONTACT:	Thomas S. Wu Chairman, President and Chief Executive Officer (415) 315-2800 Jonathan H. Downing Director of Corporate Development and Investor Relations (415) 315-2800

EVC Group Investor Relations: Douglas M. Sherk, Jennifer Beugelmans (415) 896-6820 Media Relations: Sheryl Seapy (949) 608-0841
     For Immediate Release
UCBH HOLDINGS, INC. SIGNS DEFINITIVE AGREEMENT TO ACQUIRE

NEW YORK-BASED GREAT EASTERN BANK

~ Acquisition Marks Significant Expansion in New York City ~
          SAN FRANCISCO, CA & NEW YORK, NY — October 13, 2005 - UCBH Holdings, Inc. (Nasdaq: UCBH), the holding company of United Commercial Bank (UCB™), announced that it has signed a definitive agreement to acquire Great Eastern Bank in a transaction valued at approximately $103.6 million. Manhattan-based Great Eastern Bank, a privately-held commercial bank headquartered in New York City, operates five strategically located full-service branches in Flushing, Brooklyn Chinatown, Manhattan Chinatown, and Manhattan Midtown. Great Eastern Bank had assets of $309.9 million and deposits of $278.0 million as of June 30, 2005. With this acquisition, United Commercial Bank will have nine branches in New York City, including the recently announced de novo branch on East Broadway in Manhattan Chinatown.
          “The proposed acquisition of Great Eastern Bank provides UCB with the platform, the critical mass of customer relationships and personnel, and the branches from which we will significantly accelerate our strategy of expanding in this important market, particularly in the dynamic commercial banking segment of New York,” said Thomas S. Wu, Chairman, President and Chief Executive Officer of UCBH Holdings, Inc.
          “The Great Eastern Bank franchise complements that of UCB. Both organizations share the same commitment to provide the highest quality banking services to our customers. We are enthusiastic about partnering with the experienced management team from Great Eastern Bank. By joining together, the Company is well positioned for rapid expansion in the New York City market, the second largest Chinese-American market in the United States,” concluded Mr. Wu.
          “We invited United Commercial Bank to be our partner and are very excited to become a part of UCB, as they continue their expansion into the New York region,” said William J. Laraia, President and Chief Executive Officer of Great Eastern Bank. “As a bank, we have focused on delivering products and services that can meet all of the unique needs of our customers. We believe that by joining United Commercial Bank, we will be able to offer more products and services, including many that will address the specific needs of our international customers. In addition, by joining a large and established lending institution, we believe that our growth potential will significantly increase, creating new opportunities for our employees. We look forward to our future as a part of the United Commercial Bank family,” concluded Mr. Laraia.
          The agreement has been approved by the Board of Directors of each company. In addition, Great Eastern Bank’s Directors and other Great Eastern affiliates have signed irrevocable proxies supporting this transaction. Under the terms of the agreement announced today, Great Eastern Bank will be merged into UCBH’s subsidiary UCB, for total consideration of approximately $103.6 million comprised of approximately $51.8 million in cash and the issuance of 2,936,013 shares of UCBH common stock valued at approximately $51.8 million (based on an average price prior to announcement of $17.66 per share), and subject to certain adjustments detailed in the definitive agreement.
          The transaction, which is subject to a vote by Great Eastern Bank’s shareholders, regulatory approval, and various customary conditions to closing, is anticipated to close in the first quarter of 2006. UCBH management expects that the proposed transaction will be accretive to earnings per share in 2006 and thereafter. The purchase price represents approximately 2.7 times adjusted tangible book value after giving effect to the market value in excess of book value on certain assets of Great Eastern Bank.
          About UCBH Holdings, Inc.
          UCBH Holdings, Inc. is the holding company for United Commercial Bank, a state-chartered commercial bank, which is the leading California bank serving the ethnic Chinese community. The Bank has 46 California branches/offices located in the San Francisco Bay Area, Sacramento, Stockton and Greater Los Angeles, four branches in Greater New York, a branch in Hong Kong, and representative offices in Shenzhen, China and Taipei, Taiwan. UCB, headquartered in San Francisco, provides commercial banking services to small- and medium-sized businesses, and professionals, in a variety of industries, as well as consumer banking services to individuals. The Bank offers a full range of lending activities, including commercial real estate and construction loans, commercial credit facilities, international trade finance services, loans guaranteed by the U.S. Small Business Administration, residential mortgages, home equity lines of credit, and online banking services for businesses and consumers. For additional information, visit the web site for United Commercial Bank at www.ibankUNITED.com or the web site for UCBH Holdings, Inc. at www.ucbh.com.
          About Great Eastern Bank
          Great Eastern Bank is a New York State-chartered commercial bank engaged in banking activities through its corporate and branch offices located in the New York Metropolitan area to conveniently serve the financial needs of its customer base. Founded in 1986, Great Eastern Bank has been providing a full range of commercial and consumer banking services to small businesses, the Asian-American community and the general public. Due to increasing customer demand, a building was purchased in Midtown Manhattan on Fifth Avenue in close proximity to the Empire State Building. A branch was opened in this location in July 1998, and the building now serves as its Midtown Headquarters. For additional information, visit the web site for Great Eastern Bank at www.gebank.com.
          Forward-Looking Statements
          Certain statements contained in this release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon specific assumptions that may or may not prove correct. Forward-looking statements are also subject to known and unknown risks, uncertainties and other factors relating to the Company’s and the Bank’s operations and business environment, all of which are difficult to predict, and many of which are beyond the control of the Company and the Bank. The factors include, among others: economic and business conditions in the areas and markets in which the Company and the Bank operate, particularly those affecting loans secured by real estate; deterioration or improvement in the ability of the Bank’s borrowers to pay their debts to the Bank; market fluctuations such as those affecting interest and foreign exchange rates and the value of securities in which the Bank invests; competition from other financial institutions, whether banks, investment banks, insurance companies or others; the ability of the Bank to assimilate acquisitions, enter new markets and lines of business, and open new branches, successfully; changes in business strategies; changes in tax law and governmental regulation of financial institutions; demographic changes; and other risks and uncertainties, including those discussed in the documents the Company files with the Securities and Exchange Commission (“SEC”). The foregoing may cause the actual results and performance of the Company and the Bank to be materially different from the results and performance indicated or suggested by the forward-looking statements. Further description of the risks and uncertainties are included in detail in the Company’s current, quarterly and annual reports, as filed with the SEC.
          Important Additional Information Will Be Filed with the SEC
          This communication is being made in respect of the proposed transaction involving UCBH, UCB and Great Eastern Bank and shall not constitute an offer of any securities for sale. In connection with the proposed transaction, UCBH plans to file with the SEC a registration statement on Form S-4 containing a prospectus for the shareholders of Great Eastern Bank. Before making any voting or investment decision, investors are urged to read the prospectus regarding the proposed transaction and any other relevant documents carefully in their entirety when they become available, as well as any amendments and supplements thereto, as they will contain important information about the proposed transaction. This material is not a substitute for the prospectus. You may obtain copies of all documents filed with the SEC regarding this transaction free of charge at the SEC’s web site (www.sec.gov). You may also obtain these documents free of charge from the UCBH web site (www.ucbh.com) under “SEC Filings”.
          Participants in the Transaction
          Great Eastern Bank and its directors and executive officers may be deemed participants in the solicitation of proxies from stockholders in connection with this transaction. Information about the respective directors and executive officers of Great Eastern Bank, UCBH and UCB and information about other persons who may be deemed to be participants in this transaction can be found or referenced in the prospectus, which will be filed in connection with the proposed transaction.
####